                                                                Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-88430) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-80169) of Associated Estates Realty Corporation of our report dated September 17, 1996 relating to the statements of revenue and certain expenses of Aspen lakes, Chestnut Ridge, Spring Brook and Summer Ridge Apartments which appear in the Current Report on Form 8-K of Associated Estates Realty Corporation dated February 1, 1996.



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP


Cleveland, Ohio
September 24, 1996